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                                  Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT                    JURISDICTION OF INCORPORATION

UniComp U.K. Holdings, Limited                    United Kingdom

ICS Computing Group Limited                       United Kingdom

CI Computer Software Limited                      United Kingdom

Unibol Limited                                    United Kingdom

Computer Maintenance Ireland Limited              United Kingdom

CEM Computers Limited                             United Kingdom

Aurora UniComp Limited                            United Kingdom

ICS Computing Limited                             United Kingdom

UniComp IOM Limited                               Isle of Man

Industrial Computing Machines Limited             Ireland

Smoky Mountain Technologies, Inc.                 North Carolina

Novatek Corporation                               Florida

Sun and Sky Development Corporation               Florida

Arccom Management Systems, Inc.                   Georgia
         (d/b/a Unibol, Inc.)

UniComp Systems, Inc.                             Texas